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                                                                 EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the fourth day of August, 1997 (the "Effective Date"), between Paging Network, Inc., a Delaware corporation ("PageNet"), and John P. Frazee, Jr., of Tallahassee, Florida (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, PageNet and the Executive desire to enter into an employment relationship upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive will be employed in a capacity in which he may receive and contribute to confidential information, as to which PageNet desires fully to protect its rights;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Employment. The Executive hereby agrees to serve as a corporate officer with the title of Chairman, President and Chief Executive Officer of PageNet, for the term of this Agreement, subject to the terms set forth herein and the provisions of the Bylaws of PageNet. During his employment in such position, Executive shall report directly to the Board of Directors of PageNet (the "PageNet Board"). During his employment hereunder, the Executive shall devote his efforts and attention, substantially on a full-time basis, to the performance of the duties required of him as an executive of PageNet. It is agreed and understood that the Executive may continue to serve as a director (or similar position) of those entities for which the Executive presently serves, and the Executive may serve in such capacities for other entities provided such service does not materially interfere with the Executive's duties and responsibilities hereunder.

         2. Compensation. As compensation for his services during the term of this Agreement, the Executive shall receive the amounts and benefits set forth in subsections (a), (b), (c), (d), (e) and (f) below:

                 (a) A base salary effective as of the Effective Date of six hundred fifty thousand dollars ($650,000) per year (the "Base Salary"), prorated for any partial year of employment, subject to annual review for increases in the sole discretion of the PageNet Board after recommendation of the Compensation Committee of the PageNet Board (the "Compensation Committee"), in light of the performance of PageNet and the Executive. The Executive's salary shall be payable semi-monthly, or in accordance with
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         PageNet's regular payroll practices in effect from time to time for senior executives of PageNet.

                 (b) Annual incentive compensation during the term of this Agreement with a target of three hundred fifty thousand dollars ($350,000), such incentive compensation hereinafter referred to as the "Incentive Bonus". The Incentive Bonus shall be determined by the executive incentive bonus plan, which shall be approved by the PageNet Board (after recommendation of the Compensation Committee) in its sole discretion based upon the achievement by PageNet of its overall corporate objectives for such year. The level of the Incentive Bonus will depend upon the PageNet Board's determination of the degree to which the objectives have been met. The objectives, the executive incentive bonus plan and levels of performance on which the Incentive Bonus will be determined may be changed from time to time by the PageNet Board (after recommendation of the Compensation Committee). The Incentive Bonus shall be payable to the Executive in full only if the Executive is actively employed on the February 1 following the calendar year for which the Incentive Bonus is being paid, and otherwise the Executive shall be considered for a bonus on a pro rata basis in the discretion of the PageNet Board for any partial calendar year of employment (so long as the Executive has not been terminated for "Good Cause," as defined in Section 12 below) and shall be paid in total no later than the later of: (i) February 1 of the year following the calendar year for which the Incentive Bonus is being paid, or (ii) fifteen (15) business days following the determination of the amount of the Incentive Bonus for the calendar year for which the Incentive Bonus is to be paid. The Incentive Bonus shall be payable as follows:
         (i) no less than forty percent (40%) of the amount of the Incentive Bonus shall be paid through the original issuance to the Executive of that number of shares of Paging Network, Inc. Common Stock, $.01 par value per share (the "Common Stock"), having a value (calculated based on the market value of the Common Stock on such date as the bonus is determined) equal to the portion of the Incentive Bonus to be paid in Common Stock, provided, that the Executive, in his sole discretion, may elect to increase the percentage of the Incentive Bonus payable in Common Stock up to a maximum of one hundred percent (100%), and (ii) the remainder of the Incentive Bonus shall be paid in cash. Any Common Stock issued to the Executive pursuant to the provisions of this
         Section 2(b) shall have been registered under the Securities Act of 1933, as amended (the "Securities Act").

                 (c) Participation by the Executive in, in accordance with the terms of, any employee benefit plans maintained from time to time by PageNet for the purpose of providing retirement, deferred compensation, health care, life insurance, disability and similar benefits to senior executives of PageNet.
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                 (d)      The original issuance to the Executive of 11,510
         shares of Common Stock pursuant to the Paging Network, Inc.1997 Restricted Stock Plan, which shares have been registered under the Securities Act.

                 (e) Participation by the Executive in, in accordance with the terms of and at the discretion of the PageNet Board (after recommendation of the Compensation Committee), any employee stock purchase plan, stock option plan or other incentive plans made generally available to senior executives of PageNet. Initially, and as an inducement essential to the Executive's entering into this Agreement, the Executive shall be granted a stock option for 600,000 shares of Common Stock, such option to be granted at an exercise price of $8.688, being the fair market value of a share of Common Stock on the Effective Date. Such option shall be granted, to the extent of 500,000 shares, under the 1991 Stock Option Plan (which shares have been registered under the Securities Act) and, to the extent of 100,000 shares, in an option not issued under any plan and the shares of which the Company shall promptly register on Form S-8 under the Securities Act. Such option shall vest and become exercisable as follows: (i) 200,000 shares shall vest on the Effective Date, and (ii) the remaining shares shall vest in equal installments on each of the first and second anniversaries of the Effective Date so long as the Executive's employment continues on such anniversary dates, with all such shares being vested in the event of a Change in Control (as hereinafter defined), provided, that any such accelerated vesting upon a Change in Control shall be subject to the Executive's agreement to remain as President and Chief Executive Officer for a reasonable period of time (not to exceed three (3) months) after such Change in Control in order to facilitate any transition occasioned by such Change in Control.

                 (f) Reimbursement of ordinary and necessary travel and other expenses (other than those provided in Section 3 below), subject to PageNet's standard policies (including required documentation and approvals).

         3. Relocation and Commuting. PageNet will provide the Executive with the following during the term of this Agreement and the Executive's employment hereunder:

                 (a) PageNet will provide a furnished apartment in the Dallas, Texas metropolitan area for the exclusive use of the Executive and his family (up to a maximum of $3,000 per month), provided that the cost of providing such furnished apartment shall be payable to the Executive if and when he purchases a residence in the Dallas, Texas metropolitan area.

                 (b) PageNet shall provide the Executive with private jet transportation, through a time-sharing arrangement, to and from the
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         Executive's primary residence in Florida and to and from Dallas, Texas or wherever the Executive is conducting PageNet business.

         4.      Term.

                 (a) This Agreement and the Executive's employment hereunder shall be effective as of the Effective Date, and shall continue until July 31, 1998. This Agreement shall be automatically renewed for successive one-year periods at the end of the initial term, unless either party gives notice to the other of its intent to terminate this Agreement not less than 90 days prior to the commencement of any such one-year renewal period. In the event such notice to terminate is properly given, this Agreement shall terminate at the end of the initial term or the one-year renewal period during which the notice is given, as the case may be.

                 (b) The Executive's employment hereunder may be terminated by either party prior to the end of the term hereof (including any renewal period) upon written notice to the other party, provided that, in the event of such termination, PageNet shall be obligated to make the payments and provide the benefits, if any, described in Section 5 below. In the event of any termination, the Executive agrees to resign any offices he holds on such date as an officer or director of PageNet or any of its subsidiaries and other affiliates.

         5. Termination Payments. Upon termination of the Executive's employment prior to the end of the term of this Agreement (including any renewal term), PageNet shall pay to the Executive in cash any amount payable pursuant to (a) and (b) below, and shall for the period or at the time specified provide the other benefits described in (c), if any, below:

                 (a) If: (i) the Executive's employment is terminated by PageNet other than for "Good Cause," as defined in Section 12 below,
         (ii) the Executive's employment is terminated by reason of the Executive's death or "Disability," as defined in Section 12 below; or
         (iii) the Executive elects to terminate his employment for "Good Reason," as defined in Section 12 below, then the Executive shall be paid his Base Salary through the end of the initial term or the one-year renewal period, as the case may be, during which his employment is terminated, and his pro rata bonus for such calendar year during which his employment is terminated.

                 (b) If the Executive's termination of employment is not described in (a) above, the Executive shall be paid any unpaid Base Salary through the date of termination.

                 (c) If the Executive's termination of employment is described in (a) above, any health care and life insurance benefits coverage provided to the
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         Executive at his date of termination shall be continued at the same level and in the same manner through the initial term or the relevant one-year renewal period, as the case may be, during which his employment is terminated and any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms. Any costs the Executive was paying for such coverages at the time of termination shall continue to be paid by the Executive. If the terms of any benefit plan referred to in this section do not permit continued participation by the Executive, as provided in this subsection, then PageNet will arrange for other coverage providing substantially similar benefits.

        6. Nondisclosure: Confidentiality. The Executive agrees that during the term of his employment and for a period of two (2) years after termination, he shall not, directly or indirectly, disclose or give to others any confidential fact or information not available to the public concerning PageNet's financial operations and businesses. Such confidential business information includes any non-public business plans, financial information, financial systems, financing arrangements, and any other secret or confidential work, knowledge, know-how, trade secret or confidential business information, confidential information relating to customer accounts, customer needs, product mix, organization, strategy, research and development, discoveries, software in various stages of development, design, drawings, specifications, techniques, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, price lists, pricing policies and other confidential information relating to customers.

         7. Non-Solicitation. The Executive agrees that during the term of his employment and for a period of one (1) year after termination, he shall not, directly or indirectly, for himself or on behalf of another, hire any employee, or solicit or induce any employee to leave his or her employment with PageNet or any of its subsidiaries or affiliates.

         8. Tax Gross-Up.

                 (a)      In the event that any of the benefits provided for in
         Section 3 hereof will be subject to income tax imposed by the Internal Revenue Code of 1986, as amended (the "Code") and any applicable state and local income tax law (collectively, the "Tax"), the Corporation shall immediately pay to or to the order of the Executive an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Tax on such benefits and any federal, state and local income tax on the payment provided for by this Section 8(a), shall be equal to the amount of such benefits, placing the Executive in the same after-tax financial position in which he would have been if he had not incurred any such income tax liability for the benefits provided under Section 3 hereof. For purposes of determining
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         the amount of the Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal individual rate of federal income taxation on compensation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal individual rate of taxation on compensation in the state and locality of the Executive's residence on the last day of the calendar year for which the gross-up payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                 (b) In the event that the Tax is subsequently determined to be less than the amount taken into account hereunder at the time of determination, the Executive shall repay to the Corporation at the time that the amount of such reduction in Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Tax and federal, state and local income tax imposed on the Gross-up Payment being repaid by the Executive, if such repayment results in a reduction in Tax or in federal, state and local income tax deductions) plus interest on the amount of such repayment at the rate provided in
         Section 1274(d) of the Code.

         9. Damages and Injunctive Relief. The Executive agrees that the breach of any of his obligations under Sections 6 or 7 of this Agreement (a) may cause injury to PageNet and that PageNet is entitled to seek and obtain compensation and damages, and (b) may cause irreparable injury to PageNet and that, accordingly, PageNet may seek and obtain injunctive relief against the breach or threatened breach of those provisions, in addition to other remedies at law or in equity which may be available.

         10.     Assignment:  Successors.

                 (a) The rights and benefits of the Executive under this Agreement, other than accrued and unpaid amounts due hereunder, are personal to him and shall not be assignable, except with the prior written consent of PageNet.

                 (b) This Agreement shall not be assignable by PageNet, provided, that with the consent of the Executive, PageNet may assign this Agreement to (i) another corporation wholly-owned by it, either directly or through one or more other corporations, or (ii) any corporate successor of PageNet or any such corporation.

                 (c) Notwithstanding the foregoing, any business entity succeeding to substantially all of the business of PageNet by purchase, merger, consolidation, sale of assets or otherwise, shall be required as a condition to the closing of such transaction to agree to be bound by and shall adopt and assume this Agreement.
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         11.     Notices. Any notice or other communications under this
Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

         If to the Executive:

                 John P. Frazee, Jr.
                 Quinque Farm
                 9512 Bull Headley Road
                 Tallahassee, FL 32312

         If to PageNet:

                 Vice President-Human Resources
                 Paging Network, Inc.
                 4965 Preston Park Boulevard, Suite 600
                 Plano, TX 75093

         With a copy to:

                 Roger D. Feldman, Esq.
                 Bingham, Dana & Gould LLP
                 150 Federal Street
                 Boston, MA 02110

or to such other address or agent as may hereafter be designated by either party hereto. All such notices shall he deemed given on the date personally delivered or mailed.

         12. Definitions. For purposes of this Agreement, the following definitions shall apply:

                 (a)      "Change in Control" shall mean:

                          (i) The acquisition (other than from PageNet) by any person, entity. or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of PageNet or its subsidiaries which acquires beneficial ownership of voting securities of PageNet) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act)
                 of 25% or more of either the then outstanding shares of Common Stock or the combined voting power of PageNet's then
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                 outstanding voting, securities entitled to vote generally in the election of directors;

                          (ii) The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the PageNet Board; or

                          (iii) Approval by the stockholders of PageNet of a reorganization, merger or consolidation or the issuance of shares in connection therewith, in each case, with respect to which persons who were the stockholders of PageNet immediately prior to such reorganization, merger or consolidation or the issuance of shares in connection therewith do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of PageNet or of the sale of all or substantially all of the assets of PageNet.

                 (b) "Disability" shall mean the total and permanent inability of the Executive due to illness, accident or other physical or mental incapacity to perform the usual duties of his employment under this Agreement for more than one hundred eighty (180) days during any consecutive twelve (12) month period.

                 (c) The "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (d) "Good Cause" shall mean and be limited to (i) an act or acts of personal dishonesty taken by the Executive and intended to result in material personal enrichment of the Executive at the expense of PageNet, (ii) violation by the Executive of the Executive's obligations under Section 1 of this Agreement or violation by the Executive of PageNet's Principles of Business Conduct Policy which are willful and deliberate on the Executive's part, (iii) the conviction of the Executive of a felony or (iv) the violation by the Executive of the provisions of Section 6 or 7 or the willful engaging by the Executive in conduct materially injurious to PageNet.

                 (e)      "Good Reason" shall mean:

                          (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any
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                 other action by PageNet which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by PageNet promptly after receipt of notice thereof given by the Executive;

                          (ii) A failure to pay any amount due to the Executive hereunder or a reduction in the Executive's compensation or benefits or any other material breach of this Agreement by PageNet; or

                          (iii) Any purported termination by PageNet of the Executive's employment otherwise than as expressly permitted by this Agreement any such purported termination being ineffective.

                 (f) The "Incumbent Board" at any time shall mean the persons who are then members of the PageNet Board and who (a) are members of the PageNet Board as of the date hereof, or (b) become members of the PageNet Board hereafter upon nomination for election by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of PageNet, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

         13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the substantive laws of the State of Texas.

         14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         15. Entire Agreement. Except as contained in a Stock Option Agreement of even date herewith and PageNet's Principles of Business Conduct Policy (collectively the "Other Agreements"), this Agreement contains the entire agreements of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein or contained in the Other Agreements, the PageNet employee benefit or incentive compensation plans, between PageNet and the Executive. This Agreement supersedes all prior agreements and understandings between the parties with respect to the matters set forth herein. This Agreement may not be amended or modified except by a writing executed by the parties.
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         In Witness Whereof, the parties hereto have set their hands and seals as of the date first written above.

                                       PAGING NETWORK, INC.

                                       By: /s/ RUTH WILLIAMS
                                          ------------------------------------
                                          Ruth Williams, Senior Vice President
                                               and General Counsel

                                       EXECUTIVE

                                       /s/ JOHN P. FRAZEE, JR.
                                       ---------------------------------------
                                       John P. Frazee, Jr.